As filed with the Securities and Exchange Commission on December 9, 2008
Registration No. 333-17803

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2 to
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LCC International, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-1807038 (I.R.S. Employer Identification Number)
7900 Westpark Drive
Suite A-315
McLean, Virginia 22102
(Address of principal executive office)
LCC International, Inc. Amended and Restated Equity Incentive Plan
(formerly the 1996 Employee Stock Option Plan)
LCC International, Inc. Directors Stock Option Plan
LCC International Employee Stock Purchase Plan
(Full title of the Plans)
Kenneth Young
President and Chief Executive Officer
LCC International, Inc.
7900 Westpark Drive
Suite A-315
McLean, VA 22102
(703) 873-2000
(Name, address and telephone number, including area code, of agent for service)
Copies to:
D. Scott Freed, Esq.
Whiteford, Taylor & Preston L.L.P.
Seven Saint Paul Street
Baltimore, MD 21202
(410) 347-8700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES
     LCC International, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 2 in connection with the Form S-8 Registration Statement No. 333-97835 filed with the SEC on August 4, 2002, the Form S-8 Registration Statement No. 333-40702, filed with the SEC on June 30, 2000, the Form S-8 Registration Statement No. 333-86207 filed with the SEC on August 31, 1999 and the Form S-8 Registration Statement No. 333-17803 filed with the SEC on December 13, 1996, as previously amended by Post-Effective Amendment No. 1 filed with the SEC on November 15, 2004 (the “Registration Statements”), pursuant to which the Company registered a total of (i) 8,825,000 shares of common stock for issuance under the Company’s Amended and Restated Equity Incentive Plan and the predecessor plan (the “Employee Plan”) and (ii) 750,000 shares of Class A common stock under the Company’s Directors Stock Option Plan (the “Directors Plan”) and (iii) 860,000 shares of Class A Common Stock under the Company’s Employee Stock Purchase Plan (the “ESPP”). This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.
     As permitted by the rules of the SEC, this registration statement incorporates by reference the information contained in the earlier Registration Statements relating to the Employee Plan, the Directors Plan and the ESPP.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on this 9th day of December 2008.

LCC INTERNATIONAL, INC.
By:	/s/ Kenneth Young
	Name:	Kenneth Young
	Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons on December 9th, 2008 in the capacities indicated.

Signature	Title
/s/ Kenneth Young Kenneth Young	President and Chief Executive Officer (Principal Executive Officer)
/s/ Louis Salamone, Jr Louis Salamone, Jr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Julie A. Dobson Julie A. Dobson	Director
/s/ Ted L. Hoffman Ted L. Hoffman	Director
/s/ Melvin L. Keating Melvin L. Keating	Director
/s/ Richard J. Lombardi Richard J. Lombardi	Director
/s/ Bryant Riley Bryant Riley	Director
/s/ Alan B. Howe Alan B. Howe	Director